                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 21, 1998 accompanying the financial statements of VWSC Corporation (formerly Vision World, Inc.) included in the Form 8-K/A (Amendment No. 1) of Vision Twenty-One, Inc. for each of the three years ended January 3, 1998, which are incorporated by reference into this Vision Twenty-One Registration Statement on Form S-8 as filed on November 13. We consent to the incorporation by reference in the above mentioned Registration Statement of the aforementioned report.



/s/ Divine, Scherzer & Brody, Ltd.
---------------------------------------------
    Divine, Scherzer & Brody, Ltd.


Minneapolis, Minnesota
November 12, 1998